UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional materials
[ ]	Soliciting Material Under Rule14a-12

NetREIT, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

June 16, 2011

Dear Stockholder,

Thank you for voting or authorizing a proxy to vote your shares at the Annual Stockholders Meeting of NetREIT, Inc. originally convened on June 9, 2011. Although over 95% of the votes that have been received to date have been cast in favor of all submitted proposals, unfortunately, a quorum was not present at the time of the Annual Meeting on June 9, 2011.

Thus at the originally scheduled June 9, 2011 meeting, the proxy holders voted on and approved a proposal to adjourn the meeting to August 1, 2011, in order to provide stockholders who had not voted additional time to vote.

Since our records reflect that you have already voted, there is nothing else for you to do in advance of the August 1, 2011 Annual Stockholders Meeting.  However, a previously submitted proxy may be revoked at any time before it is voted as the Annual meeting by (i) delivering a proxy revocation or other duly executed proxy bearing a later date to the Corporate Secretary of NetREIT, Inc., (ii) by attending the Annual Meeting and voting in person or, (iii) by authorizing a proxy to vote via the Internet or by telephone as instructed.

We want to thank you again for voting and for your continued investment in NetREIT, Inc. A copy of the Notice of Stockholders Meeting is enclosed with this letter in accordance with Maryland law.

Sincerely,

Jack K. Heilbron
President & CEO
NetREIT, Inc.

June 16, 2011

Dear Stockholder,

Please be advised that a quorum was not present at the Annual Stockholders Meeting of NetREIT, Inc. originally convened on June 9, 2011.  Although over 95% of the votes that have been received to date have been cast in favor of all submitted proposals, without a quorum, we were unable to hold the Annual Meeting as originally scheduled.

At the originally scheduled June 9, 2011 meeting, the proxy holders voted on and approved a proposal to adjourn the meeting to August 1, 2011, in order to provide stockholders who had not voted additional time to vote.  Unfortunately, rescheduling the Annual Stockholders Meeting will require that we spend additional funds to notify our stockholders and allow additional time to vote via Internet and telephone.  Therefore, it is imperative that we receive your vote.

According to our records, your vote has not been received.  Regardless of how many shares you own, your vote is extremely important and your shares cannot be voted unless you give your specific instructions.  We ask that you please take a moment to authorize a proxy to vote today by following the telephone or Internet voting instructions contained with this notice.

If you have any questions regarding voting, you may call our proxy solicitor, Morrow & Co., LLC, toll free at 877-849-0763.

Sincerely,

Jack K. Heilbron,
President & CEO
NetREIT, Inc.

Important Notice Regarding the Availability of Proxy Materials for the NetREIT, Inc. Stockholders Meeting Adjourned To Monday, August 1, 2011.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the NetREIT, Inc. 2011 Annual Stockholders Meeting are now available on the Internet. This Notice also constitutes notice of the adjourned and rescheduled 2011 Annual Stockholders Meeting of NetREIT, Inc.   This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting:

•	Notice of the 2011 Annual Stockholders Meeting;
•	NetREIT, Inc. 2011 Proxy Statement;
•	NetREIT, Inc. Annual Report to Stockholders for the year ended December 31, 2010;
•	Proxy Card.

*PLEASE NOTE: YOU WILL NEED YOUR CONTROL NUMBER, LOCATED ON THIS NOTICE, IN ORDER TO AUTHORIZE YOUR VOTE BY INTERNET OR TELEPHONE.

Option #1:  Easy Online Access – A Convenient Way to View Proxy Materials and Vote!

When you go online to view the materials, you can also authorize a proxy to vote your shares.

•	Go to: http://www.morrowco.com/netreit.htm
•	Follow the Instructions on the screen to either view the materials or vote your Shares.
•	To authorize a proxy to vote your shares on the Internet, enter your control number and make your selection as instructed.

Option #2:  If you prefer to authorize a proxy to vote your shares by telephone, please dial 1-888-216-1330

If you would like to receive a paper copy of these documents, you will need to request one by calling toll-free at 877-849-0763 to request delivery.  There is no charge to you to request a copy.  Please make sure you request a copy on or before July 27, 2011 to ensure timely delivery. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2011 Annual Stockholders Meeting.

STOCKHOLDERS MEETING NOTICE

The 2011 Annual Meeting of Stockholders of NetREIT, Inc., will be reconvened at 1282 Pacific Oaks Place, Escondido, California 92029 at 9:00 a.m. P.D.T. on Monday, August 1, 2011.  Only Stockholders who owned shares at the close of business on the record date of March 31, 2011 may attend and vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. Directions to attend the Annual Meeting of Stockholders, where you may vote in person, may be found on our website at www.netreit.com.

Proposals to be voted on at the Annual Meeting are listed below along with the recommendations from the Board of Directors.

The Board recommends that you vote FOR the following proposals:

1.	To elect eight the following (8) members to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify:

William H. Allen
David T. Bruen
Larry G. Dubose
Kenneth W. Elsberry
Jack K. Heilbron
Sumner J. Rollings
Thomas E. Schwartz
Bruce A. Staller

2.	To ratify of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.

3.	To consider and vote upon the transaction of such other business as may come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE.  To vote your shares, you must authorize a proxy to vote online or via telephone, or by returning your proxy card. If you wish to attend and vote in person at the Annual Meeting, please bring this Notice with you.

By Order of the Board of Directors:

By: /s/ Kathryn Richman________________
Kathryn Richman
Corporate Secretary
June 16, 2011